Exhibit 99.1
661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE
FOR IMMEDIATE RELEASE
For Additional Information: Contact Brian McLeod - Chief Financial Officer @ (334) 897-2273.
The National Security Group, Inc. Releases Financial Results

ELBA, ALABAMA (August 13, 2020)…The National Security Group, Inc. (NASDAQ:NSEC) results for the three months and six months ended June 30, 2020 and 2019, based on U.S. generally accepted accounting principles, were reported today as follows:

Unaudited Consolidated Financial Summary	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Gross premiums written	$19,057,000	$18,290,000	$36,188,000	$35,226,000
Net premiums written	$17,252,000	$16,348,000	$32,583,000	$31,948,000

Net premiums earned	$15,172,000	$14,990,000	$30,127,000	$29,708,000
Net investment income	961,000	957,000	1,925,000	1,919,000
Net investment gains (losses)	548,000	117,000	(442,000)	2,237,000
Other income	143,000	146,000	288,000	292,000
Total Revenues	16,824,000	16,210,000	31,898,000	34,156,000
Policyholder benefits and settlement expenses	16,736,000	10,900,000	27,319,000	19,923,000
Amortization of deferred policy acquisition costs	848,000	839,000	1,913,000	1,819,000
Commissions	2,047,000	1,978,000	4,122,000	4,011,000
General and administrative expenses	2,493,000	2,416,000	3,887,000	4,748,000
Taxes, licenses and fees	594,000	599,000	1,315,000	1,286,000
Interest expense	199,000	291,000	460,000	586,000
Total Benefits, Losses and Expenses	22,917,000	17,023,000	39,016,000	32,373,000
Income (Loss) Before Income Taxes	(6,093,000)	(813,000)	(7,118,000)	1,783,000
Income tax benefit	(1,367,000)	(226,000)	(1,532,000)	(73,000)
Net Income (Loss)	$(4,726,000)	$(587,000)	$(5,586,000)	$1,856,000
Income (Loss) Per Common Share	$(1.87)	$(0.23)	$(2.21)	$0.73
Reconciliation of Net Loss to non-GAAP Measurement
Net income (loss)	$(4,726,000)	$(587,000)	$(5,586,000)	$1,856,000
Income tax benefit	(1,367,000)	(226,000)	(1,532,000)	(73,000)
Investment (gains) losses, net	(548,000)	(117,000)	442,000	(2,237,000)
Pretax Loss From Operations	$(6,641,000)	$(930,000)	$(6,676,000)	$(454,000)

Management Commentary on Results of Operations

Summary:
For the three months ended June 30, 2020, the Company had a net loss of $4,726,000, $1.87 loss per share, compared to a net loss of $587,000, $0.23 loss per share, for the three months ended June 30, 2019; a quarterly decline of $4,139,000. The increase in net loss was driven by an increase in claims; primarily in the P&C segment. Pretax loss from operations for the second quarter of 2020 totaled $6,641,000 compared to a pretax loss from operations of $930,000 in the second quarter of 2019. The primary reason for the $5,711,000 increase in pretax loss from operations in the second quarter of 2020, compared to the same period in 2019, was a $5,836,000 increase in policyholder claims.

The Company ended the second quarter of 2020 with claims totaling $16,736,000 compared to $10,900,000 for the same period last year. The P&C segment was the primary source of this increase with claims, up $6,256,000 in second quarter 2020 compared to second quarter 2019. The primary component of this increase was claims reported from catastrophe events which increased $7,831,000, in the second quarter of 2020, compared to the same period last year.

For the six months ended June 30, 2020, the Company had a net loss of $5,586,000, $2.21 loss per share, compared to a net income of $1,856,000, $0.73 income per share, for the six months ended June 30, 2019. The year to date pretax loss from operations, in 2020, totaled $6,676,000 compared to a pretax loss from operations of $454,000 in 2019. The primary reason for the $6,222,000 increase in pretax loss from operations in 2020, compared to the same period in 2019, was a $7,396,000 increase in policyholder benefits; primarily driven by an increase in claims in the P&C segment. Results for the first six months of 2020 were negatively impacted by investment losses and increased claim activity in the P&C segment. Results for the first six months of 2019 were positively impacted by investment gains of $2,237,000.

For the six months ended June 30, 2020, the Company had claims totaling $27,319,000 compared to $19,923,000 for the same period last year. The P&C segment was the primary source of this increase with claims up $7,865,000 in 2020, compared to 2019. The primary component of this increase was claims reported from catastrophe events which increased $9,128,000 for the six months ended June 30 2020, compared to the same period in 2019. Partially offsetting the increase in claims was a decrease in general and administrative expenses. The Company ended the first six months of 2020 with a decrease in general and administrative expenses of $861,000 compared to the same period last year. The primary reason for this decrease was a decline in the company's liability in deferred compensation plans and actuarial fees.

For the six months ended June 30, 2020, the Company had investment losses of $442,000 compared to investment gains of $2,237,000 for the same period in 2019; a decrease of $2,679,000. The primary reason for the investment losses, in 2020, was a $495,000 loss due to change in value of equity securities compared to a gain due to change in value of equity securities of $152,000 for the same period last year. In addition, in 2019, we had a gain on our COLI investment totaling $1,792,000 which was the primary contributor to investment gains for the six months ended June 30, 2019.

Three-month period ended June 30, 2020 compared to three-month period ended June 30, 2019

Premium Revenue:
For the three months ended June 30, 2020, net premiums earned were up $182,000 at $15,172,000 compared to $14,990,000 during the same period last year. The increase in premium revenue was primarily driven by an increase in net earned premium, in the P&C segment, of $221,000 or 1.6%. The increase in P&C segment net earned premium was primarily attributable to a 3.8% increase in gross earned premium in our dwelling fire program due to rate increases in the program over the past twelve months. With the increased frequency of weather events over the past five years, the Company continues to increase rates in states and programs that have been most impacted by this persistent pattern of severe weather.

Investment Gains (Losses):
Investment gains for the three-month period ended June 30, 2020 were $548,000 compared to investment gains of $117,000 for the same period last year. Contributing to the second quarter 2020 gain, we had an increase in value of our equity investments totaling $104,000 compared to unrealized gains in equity investments of $26,000, in the second quarter of 2019. In addition, we had investment gains from an increase in underlying investments in our

COLI of $291,000, in the second quarter of 2020, compared to $81,000 for the same period last year. Furthermore, in the second quarter of 2020, we had realized gains on sale of fixed maturities of $133,000 compared to $5,000 for the same period last year.

Net Income (Loss):
For the three months ended June 30, 2020, the Company had a net loss of $4,726,000, $1.87 loss per share, compared to a net loss of $587,000, $0.23 loss per share, for the same period last year. As mentioned previously, the primary reason for the increase in net loss in the second quarter 2020, compared to the second quarter 2019, was an increase in P&C segment claims driven by an increase in insured losses from cat events, primarily during the month of April. During April of 2020, the P&C segment was impacted by three cat events that were the primary reason for the elevated insured losses in the second quarter. These storm systems caused damage from strong winds, hail and tornadoes and accounted for $7,396,000 or 75.9% of all reported losses from catastrophe events during the second quarter of 2020. P&C segment catastrophe event losses were also the primary reason for the net loss in the second quarter of 2019.

Pretax Income (Loss) from Operations:
For the three months ended June 30, 2020, our pretax loss from operations was $6,641,000 compared to a pretax loss from operations of $930,000 for the three months ended June 30, 2019; an increase in pretax loss of $5,711,000. We experienced elevated weather related losses in both years, however, as discussed above, an increase in cat losses in our P&C segment was the primary reason for the higher loss from operations, in the second quarter of 2020, compared to the same period last year.

P&C Segment Combined Ratio:
The P&C segment ended the second quarter of 2020 with a GAAP basis combined ratio of 152.7%. Reported catastrophe losses totaled $9,739,000 for the quarter and added 70.4 percentage points to the combined ratio. In comparison, the P&C segment ended the second quarter of 2019 with a GAAP basis combined ratio of 109.5% with $1,908,000 in reported catastrophe losses increasing the combined ratio by 14.0 percentage points. Partially offsetting the increase in reported catastrophe losses in the second quarter of 2020 was a reduction in reported non-catastrophe wind and hail losses of $1,125,000. Reported non-catastrophe wind and hail losses for the second quarter of 2020 totaled $1,978,000 and added 14.3 percentage points to the second quarter 2020 combined ratio. In comparison, second quarter 2019 reported non-catastrophe wind and hail losses totaled $3,103,000 and added 22.8 percentage points to the second quarter 2019 combined ratio. In addition, reported fire losses were down $484,000, in the second quarter of 2020, compared to the same period last year. Reported fire losses for the second quarter of 2020 totaled $3,019,000 and added 21.8 percentage points to the second quarter 2020 combined ratio. In comparison, second quarter 2019 reported fire losses totaled $3,503,000 and added 25.7 percentage points to the second quarter 2019 combined ratio.

Six-month period ended June 30, 2020 compared to six-month period ended June 30, 2019

Premium Revenue:
For the six-month period ended June 30, 2020, net premiums earned were up $419,000 at $30,127,000 compared to $29,708,000 during the same period last year. The increase in premium revenue was primarily driven by an increase in net earned premium in the P&C segment of $482,000 or 1.8%. The increase in P&C segment net earned premium was primarily attributable to a 3.9% increase in gross earned premium in our dwelling fire program due to rate increases in the program over the past twelve months. As mentioned previously, the increased frequency of weather related losses over the past five years has driven the need to increase rates in states and programs that have been most impacted by this persistent pattern of severe weather.

Investment Gains (Losses):
Investment losses for the six-month period ended June 30, 2020 were $442,000 compared to investment gains of $2,237,000 for the same period last year. The primary reason for the investment loss, in 2020, was a decline in value of our equity investments totaling $495,000 compared to an increase in value of equity investments of $152,000, in 2019. In the first six months of 2020, an increase in value of COLI investments totaled $40,000 compared to an increase of $270,000 for the same period last year. Investment gains in 2019 were also positively impacted by a realized gain on COLI of $1,792,000.

Net Income (Loss):
For the six months ended June 30, 2020, the Company had a net loss of $5,586,000, $2.21 loss per share, compared to net income of $1,856,000, $0.73 income per share, for the same period last year. As mentioned previously, the primary reason for the 2020 net loss, compared to the 2019 net income, was a significant increase in property and casualty insured losses. The increase in P&C subsidiary losses was primarily driven by an increase in catastrophe losses from severe weather events in April of 2020.

Pretax Income (Loss) from Operations:
For the six months ended June 30, 2020, our pretax loss from operations was $6,676,000 compared to a pretax loss from operations of $454,000 for the six months ended June 30, 2019; an increase in pretax loss of $6,222,000. As discussed above, an increase in claim activity in our P&C segment was the primary reason for the loss from operations, in the first six months of 2020, compared to the same period last year.

P&C Segment Combined Ratio:
The P&C segment ended the first six months of 2020 with a GAAP basis combined ratio of 130.3%. Reported catastrophe losses totaled $11,991,000 and added 43.6 percentage points to the combined ratio. In comparison, the P&C segment ended the first six months of 2019 with a GAAP basis combined ratio of 103.8% with $2,863,000 in reported catastrophe losses increasing the combined ratio by 10.6 percentage points. Partially offsetting the increase in reported catastrophe losses, in the first half of 2020, was a reduction in reported non-catastrophe wind and hail losses of $1,596,000. Reported non-catastrophe wind and hail losses for the first six months of 2020 totaled $3,588,000 and added 13.0 percentage points to the 2020 combined ratio. In comparison, non-catastrophe wind and hail losses reported during the first six months of 2019 totaled $5,184,000 and added 19.2 percentage points to the 2019 combined ratio.

Management Commentary on Financial Position

Selected Balance Sheet Highlights	June 30, 2020	December 31, 2019
	UNAUDITED
Invested Assets	$117,550,000	$118,969,000
Cash	$8,860,000	$11,809,000
Total Assets	$152,717,000	$153,934,000
Policy Liabilities	$81,617,000	$78,472,000
Total Debt	$14,171,000	$14,164,000
Accumulated Other Comprehensive Income	$3,319,000	$2,443,000
Shareholders' Equity	$48,451,000	$53,461,000
Book Value Per Share	$19.14	$21.12
Invested Assets:
Invested assets as of June 30, 2020 were $117,550,000 compared to $118,969,000 as of December 31, 2019; a decrease of 1.2%. The decrease in invested assets was primarily due to the decline in market value of available-for-sale fixed maturity securities and equity securities during the first six months of 2020 compared to December 31, 2019. The market value of our available-for-sale fixed maturity securities decreased $3,018,000 as of June 30, 2020 compared to December 31, 2019.

Cash:
The Company, primarily through its insurance subsidiaries, had $8,860,000 in cash and cash equivalents at June 30, 2020, compared to $11,809,000 at December 31, 2019. Cash declined $2,949,000 in the first six months of 2020 primarily due to an increase in weather related losses in our P&C subsidiary and an increase of investments in fixed maturity securities in our investment portfolio.

Total Assets:
Total assets as of June 30, 2020 were $152,717,000 compared to $153,934,000 at December 31, 2019. The $2,949,000 decrease in cash was the primary contributor to the $1,217,000 decrease in total assets in the first six months of 2020 compared to total assets at December 31, 2019. This decrease was partially offset by a $1,635,000 increase in policy receivables and agents' balances.

Policy Liabilities:
Policy related liabilities were $81,617,000 at June 30, 2020, compared to $78,472,000 at December 31, 2019; an increase of $3,145,000 or 4.0%. The primary reason for the increase in policy liabilities was an increase in unearned premiums of $2,928,000. Due to the timing of insurance renewals and new business issuance across our entire book of P&C segment business, unearned premium tends to peak during the second and third quarters and decline during the fourth quarter when new policy issuance and annual policy renewals reach a seasonal low. This was the primary factor contributing to the increase in unearned premium at June 30, 2020 compared to December 31, 2019.

Debt Outstanding:
Total debt at June 30, 2020 was virtually unchanged at $14,171,000 compared to $14,164,000 at December 31, 2019.

Shareholders' Equity:
Shareholders' equity as of June 30, 2020 was $48,451,000, down $5,010,000, compared to December 31, 2019 Shareholders' equity of $53,461,000. Book value per share was $19.14 at June 30, 2020, compared to $21.12 per share at December 31, 2019; a decline of 9.4% or $1.98 per share. The primary factors contributing to the decrease in both book value per share and Shareholders' equity were a net loss of $5,586,000 and shareholder dividends paid of $304,000. Partially offsetting these decreases was accumulated other comprehensive income of $876,000. The accumulated comprehensive income was primarily driven by increases in market value of our corporate bond investments available-for-sale.

The National Security Group, Inc. (NASDAQ:NSEC), through its property & casualty and life insurance subsidiaries, offers property, casualty, life, accident and health insurance in ten states. The Company writes primarily personal lines property coverage including dwelling fire and windstorm, homeowners, and mobile homeowners lines of insurance. The Company also offers life, accident and health, supplemental hospital and cancer insurance products. The Company was founded in 1947 and is based in Elba, Alabama. Additional information about the Company, including additional details of recent financial results, can be found on our website: www.nationalsecuritygroup.com.